UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2005

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective August 1, 2005, LECG, LLC (of which the Registrant, LECG Corporation, is the parent and is referred to collectively with LECG, LLC as “LECG”) and David J. Teece, the Chairman of the Board of Directors of LECG, entered into a Fourth Amendment to the Employment Agreement between LECG, LLC and Dr. Teece (the “Fourth Amendment”).  The Fourth Amendment modified the calculation of Dr. Teece’s compensation rates with respect to engagements brought to LECG through Dr. Teece’s efforts.  In addition, in connection with the Fourth Amendment, the Compensation Committee of the Board of Directors of LECG authorized an increase in Dr. Teece’s annual base salary from $250,000 to $500,000, effective August 1, 2005.  Attached and incorporated herein by reference in its entirety as Exhibit 10.40(c) is a copy of the Fourth Amendment.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit Number	Description of Exhibit
10.40(c)	Fourth Amendment to Employment Agreement between LECG, LLC and David J. Teece dated effective August 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ JOHN C. BURKE
John C. Burke Chief Financial Officer

Date:  September 1, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.40(c)	Fourth Amendment to Employment Agreement between LECG, LLC and David J. Teece dated effective August 1, 2005